UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 May 14, 2012
(Date of earliest event reported)

American Public Education, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 WEST CONGRESS STREET, CHARLES TOWN, WV	25414	304-724-3700
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events
Item 8.01. Other Events.

On May 14, 2012, American Public Education, Inc. (the “Company”) announced that its Board of Directors has authorized a program to repurchase up to $20 million of shares of the Company's common stock. Subject to market conditions, applicable legal requirements and other factors, the repurchases may be made in open market transactions or privately negotiated transactions. The authorization does not obligate the Company to acquire any shares, and purchases may be commenced or suspended at any time based on market conditions and other factors that the Company deems appropriate. As of March 31, 2012 there were approximately 18.2 million diluted shares outstanding of the Company’s common stock.  The Company’s press release announcing the repurchase program is attached as Exhibit 99.1.

Section 9 – Financial Statements and Other Exhibits
Item 9.01. Financial Statements and Exhibits.

99.1     Press Release of American Public Education, Inc. dated May 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PUBLIC EDUCATION, INC.

Date:	May 14, 2012	By: /s/ Harry T. Wilkins
Harry T. Wilkins
Executive Vice President and Chief Financial
Officer

EXHIBIT INDEX

99.1	Press Release of American Public Education, Inc. dated May 14, 2012

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